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                                                                    EXHIBIT 4.25




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                          ATLANTIC PREMIUM BRANDS, LTD.
                              AMENDED AND RESTATED
                           PREEMPTIVE RIGHTS AGREEMENT



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                           DATED AS OF APRIL 13, 2001
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                                TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS .....................................................  1

SECTION 2.  RIGHTS OFFERING .................................................  2
            2.1  NOTICE OF RIGHTS OFFERING ..................................  2
            2.2  MANNER OF EXERCISE .........................................  2
            2.3  PARTICIPATION BY HOLDER ....................................  2

SECTION 3.  PREEMPTIVE RIGHTS ...............................................  2
            3.1  NOTICE OF PREEMPTION OFFERING ..............................  2
            3.2  MANNER OF EXERCISE .........................................  2
            3.3  PARTICIPATION BY HOLDER ....................................  3
            3.4  UNSOLD SECURITIES ..........................................  3

SECTION 4.  TERMINATION OF RIGHTS ...........................................  3

SECTION 5.  MISCELLANEOUS ...................................................  3
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                AMENDED AND RESTATED PREEMPTIVE RIGHTS AGREEMENT

         This AMENDED AND RESTATED PREEMPTIVE RIGHTS AGREEMENT dated as of April 13, 2001 ("AGREEMENT") is by and among Atlantic Premium Brands, Ltd. ("COMPANY"), a Delaware corporation, Banc One Capital Partners, LLC ("BOCP"), a Delaware limited liability company and Sterling BOCP, LLC ("STERLING"), a Delaware limited liability company. BOCP and Sterling are referred to individually as a "HOLDER" and collectively as the "HOLDERS". The Company and the Holders are referred to collectively as the "Parties" and individually as a "PARTY".

                                    RECITALS

         WHEREAS, the Company and BOCP entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as amended, "1998 PURCHASE AGREEMENT"), pursuant to which BOCP purchased from the Company a senior subordinated note due March 31, 2005 in the principal amount of $6,500,000, a fixed warrant to purchase 666,947 shares of Company nonvoting common stock and a contingent warrant to purchase up to 428,753 shares of Company nonvoting common stock (the note, fixed warrant and contingent warrant are collectively referred to herein as the "1998 BOCP SECURITIES");

         WHEREAS, BOCP has agreed to sell, and Sterling has agreed to purchase, a ten percent (10%) interest in the 1998 BOCP Securities, the 1998 Purchase Agreement and certain related rights and security agreements thereunder pursuant to that certain Note and Warrant Purchase Agreement dated as of even date herewith ("2001 PURCHASE AGREEMENT");

         WHEREAS, the Parties deem it desirable to amend and restate that certain Preemptive Rights Agreement dated as of March 20, 1998 by and between the Company and BOCP ("PREEMPTIVE RIGHTS AGREEMENT") as set forth herein in order to induce Sterling to enter into the 2001 Purchase Agreement; and

         WHEREAS, this Agreement, as an amendment of the Preemptive Rights Agreement, is one of the "RELATED DOCUMENTS" referred to in the 1998 Purchase Agreement.

         THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                                   AGREEMENTS

         SECTION 1. DEFINITIONS.

         All capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Glossary of Defined Terms attached to the 1998 Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Agreement by reference.
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         For the purpose of this Agreement, the term "WARRANT" means (a) with respect to BOCP, either of the 2001 BOCP Warrants (as defined in the 2001 Purchase Agreement) and (b) with respect to Sterling, either of the 2001 Sterling Warrants (as defined in the Purchase Agreement).

         For purposes of this Agreement, the term "WARRANT SHARES" means the Common Shares issued or issuable upon exercise of the 2001 BOCP Warrants and 2001 Sterling Warrants.

         SECTION 2. RIGHTS OFFERING.

         At any time after the date hereof and until the termination of this Agreement, each Holder shall have the right to independently participate in any Rights Offering upon the terms and subject to the conditions set forth in this section.

                  2.1 NOTICE OF RIGHTS OFFERING. The Company shall give each Holder at least 30 days' prior Notice of each Rights Offering. Such Notice shall set forth: (i) the proposed commencement date for such Rights Offering; (ii) the number and description of the securities to be offered pursuant to the Rights Offering; (iii) the purchase price for such securities; and (iv) other material terms of the Rights Offering.

                  2.2 MANNER OF EXERCISE. A Holder may, in the sole exercise of its discretion, elect to participate in any such Rights Offering by giving Notice of its irrevocable election to participate to the Company at least fifteen days prior to the proposed commencement date of such Rights Offering.

                  2.3 PARTICIPATION BY A HOLDER. If it elects to participate in such Rights Offering, a Holder shall have the right to purchase, pursuant to such Rights Offering, securities of each type issued in such Rights Offering in a maximum number or amount equal to such Holder's Prorata Share of the total number or amount of each such type of security offered pursuant to such Rights Offering.

         SECTION 3. PREEMPTIVE RIGHTS.

         At any time after a Holder exercises its Warrant and until the termination of this Agreement, such Holder shall have the right to participate in any Preemption Offering upon the terms and subject to the conditions set forth in this section.

                  3.1 NOTICE OF PREEMPTION OFFERING. The Company shall give each Holder at least 30 days' prior Notice of each Preemption Offering. Such Notice shall set forth: (i) the proposed commencement date for such Preemption Offering; (ii) the number and description of the securities to be offered pursuant to the Preemption Offering; (iii) the purchase price for such securities; and (iv) other material terms of the Preemption Offering.

                  3.2 MANNER OF EXERCISE. A Holder may, in the sole exercise of its discretion, elect to participate in any such Preemption Offering by giving Notice of its election to participate to the Company at least 15 days prior to the proposed commencement date of such Preemption Offering.


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                  3.3 PARTICIPATION BY A HOLDER. If it elects to participate in such Preemption Offering, a Holder shall have the right to purchase, upon the same terms and condition as those provided for in such Preemption Offering, securities of each type issued in such Preemption Offering in a maximum number or amount equal to such Holder's Prorata Share of the total number or amount of each such type of security offered pursuant to such Preemption Offering.

                  3.4 UNSOLD SECURITIES. The Company may, for a period of not more that 90 days after the commencement date for any Preemption Offering, offer and sell the securities subject to such Preemption Offering which were not sold to the Holders pursuant to this Agreement, to any Person or Persons upon the terms and subject to the conditions of such Preemption Offering.

         SECTION 4.  TERMINATION OF RIGHTS.

         The obligations of the Company hereunder with respect to a Holder shall terminate upon the earliest to occur of the following events:

         1.       the seventh anniversary of the date of this Agreement;

         2.       exercise of the Put Option; or

         3. such Holder ceases to own Warrant Shares representing at least 1% of the Outstanding Common Shares of the Company.

         SECTION 5. MISCELLANEOUS.

         The provisions of Section 11 of the 1998 Purchase Agreement are applicable to this Agreement and incorporated by reference in this Agreement.


                           [SIGNATURE PAGE TO FOLLOW]


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         The parties have executed and delivered this Amended and Restated
Preemptive Rights Agreement effective as of the day and year first above written.

COMPANY:                                     HOLDERS:

ATLANTIC PREMIUM BRANDS, LTD.                BANC ONE CAPITAL PARTNERS, LLC
By: /s/ MERRICK M. ELFMAN                    By: Banc One Capital Partners Holdings, Ltd.,
    ---------------------                        Manager

Name:  MERRICK M. ELFMAN                     By: BOCP Holdings Corporation, Manager
       -----------------
Its:  Chairman                               By:  /s/ JAMES J. HENSON
      --------                                    -------------------
                                             Name:  JAMES J. HENSON
                                                    ---------------
                                             Its: Authorized Signatory



                                             STERLING BOCP, LLC

                                             By:  /s/ STEVEN M. TASLITZ
                                                  ---------------------

                                             Name:  STEVEN M. TASLITZ
                                                    -----------------

                                             Its:  Manager
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